Exhibit 2.2

                                FIRST AMENDMENT
                                       TO
                              AGREEMENT FOR MERGER



     This First Amendment to Agreement for Merger (the "First Amendment") is made and entered into as of the 1st day of November, 1996 by and among WASHINGTON MUTUAL, INC., a Washington corporation, KEYSTONE HOLDINGS PARTNERS, L.P., a Texas limited partnership, KEYSTONE HOLDINGS, INC., a Texas corporation, NEW AMERICAN HOLDINGS, INC., a Delaware corporation, NEW AMERICAN CAPITAL, INC., a Delaware corporation, N.A. CAPITAL HOLDINGS, INC., a Delaware corporation, and AMERICAN SAVINGS BANK, F.A., a federal savings association.

     The parties to this First Amendment are the parties to that certain Agreement for Merger (the "Merger Agreement") dated July 21, 1996. The parties now desire to amend certain provisions of the Merger Agreement.

     THEREFORE, the parties hereby agree as follows:

     1. Section 2.4(a) of the Agreement is hereby amended by deleting "100,000,000" in the first sentence and substituting therefor
"250,000,000".

     2. Section 2.6(a) of the Agreement is hereby amended by deleting the phrase "within 30 days from the date of this Agreement," in the sixth sentence and substituting therefor the phrase "no later than November 12, 1996".

     3. Section 6.10(f) of the Agreement is hereby amended by deleting the second sentence thereof.

     4. Exhibit C to the Agreement is hereby amended to read in its entirety as set forth on Annex I attached hereto.

     5. Except as expressly amended by this First Amendment, the Merger Agreement remains in full force and effect.

     6. This First Amendment may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     7. This First Amendment, in all respects, including all matters of construction, validity and performance, is governed by the internal laws of the State of New York as applicable to contracts executed and delivered in New York by citizens of such state to be performed wholly within such state without giving effect to the principles of conflicts of laws thereof.

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     Executed as of the date first above written.

                              WASHINGTON MUTUAL, INC.


                              By: /s/ Craig E. Tall
                                   Its: Executive Vice President


                              KEYSTONE HOLDINGS PARTNERS, L.P.


                              By:  KH Group Management, Inc.,
                                   its General Partner


                                   By: /s/ Ray L. Pinson
                                        Its: Vice President


                              KEYSTONE HOLDINGS, INC.


                              By: /s/ Ray L. Pinson
                                   Its: Senior Vice President


                              NEW AMERICAN HOLDINGS INC.


                              By: /s/ Ray L. Pinson
                                   Its: Senior Vice President


                              NEW AMERICAN CAPITAL, INC.


                              By: /s/ Ray L. Pinson
                                   Its: Senior Vice President


                              N.A. CAPITAL HOLDINGS, INC.


                              By: /s/ Ray L. Pinson
                                   Its: Senior Vice President


                              AMERICAN SAVINGS BANK, F.A.


                              By: /s/ Mario Antoci
                                   Its: Chairman